Exhibit 6
Form 10-KSB
Mountain Oil, Inc.




                         CONSENT OF
           INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT







      We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 2, 2000, relating to the financial statements of Mountain Oil, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.
                                   TANNER + CO.
Salt Lake City, Utah
May 23, 2000

                            E-28
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